UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2023

Standard BioTools Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tower Place, Suite 2000 South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

(650) 266-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2023, Bill W. Colston, a member of the board of directors (the “Board”) of Standard BioTools Inc. (the “Company”), notified the Board of his intent to resign from the Board and the compensation committee of the Board, effective March 15, 2023. Mr. Colston’s departure is not due to any disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

On March 15, 2023, upon the recommendation of the nominating and corporate governance committee of the Board, the Board appointed Fenel Eloi to fill the Board vacancy created by Mr. Colston’s resignation. Mr. Eloi will serve as a Class I director of the Company for a term expiring on the date of the Company’s annual meeting of stockholders to be held in 2023, until his successor is duly elected and qualified or until his earlier death, resignation or removal. Upon the recommendation of the nominating and corporate governance committee of the Board, the Board also appointed Mr. Eloi to the audit committee and Dr. Carlos Paya to the compensation committee of the Board.

Mr. Eloi, age 64, has served as Managing Partner of P&M Capital Partners, LLC since April 2018 and prior to that served as Chief Operating Officer of Cell Signaling Technology from September 2006 until March 2018, and prior to that he served as Chief Financial Officer of Cell Signaling Technology. Since February 2021, Mr. Eloi has served on the board of directors of 908 Devices, Inc. where he chairs the audit committee. Mr. Eloi currently serves on the board of directors and as chairperson of the audit committee of several privately held companies, including MitoTherapeutix, Inc. and Ultivue, Inc., and serves on the board of directors of Vaxess Technologies, Inc. and VIC Technology Venture Development. Mr. Eloi earned a B.A. in Business from Lee University and an MBA from Anna Maria College.

The Board has affirmatively determined that Mr. Eloi is an independent director pursuant to the Nasdaq Stock Market’s governance listing standards and those rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Mr. Eloi and any other person pursuant to which Mr. Eloi was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Eloi has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Eloi has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

In connection with the appointment of Mr. Eloi to the Board, Mr. Eloi will participate in the Company’s non-employee director compensation program applicable to all non-employee directors, as the same may be amended from time to time. Mr. Eloi will also enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors. A copy of the Company’s form of indemnification agreement was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-170965).

On March 15, 2023, the Company issued a press release regarding the appointment of Mr. Eloi. The full text of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press release of Standard BioTools Inc. dated March 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard BioTools Inc.

Date: March 16, 2023	By:	/s/ Vikram Jog
Vikram Jog
Chief Financial Officer